Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Announces Final Results
Of Special Shareholders Meeting In Favor of Company
on all Proposals

Shareholders reject all proposals and dissident nominees of activist hedge fund

Boston, MA, – (BUSINESS WIRE) – Apr 9, 2009 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) today announced the final results of a Special General Meeting of Shareholders held on April 2nd in which the Company’s shareholders voted against each proposal by a dissident shareholder to remove four incumbent members of the Board of Directors.  Shareholders voted resoundingly in favor of the current Board members and rejected all proposals and all four dissident nominees put forward by the activist hedge fund, Ramius.

After announcing the preliminary results last week, Orthofix indicated today that the independent inspector of elections for the special meeting, IVS Associates, Inc., has now issued a final vote count confirming that none of the dissident’s nominees were elected to the Company’s Board.

“The Board of Directors and management team of Orthofix are thankful that shareholders chose to reject the short-term focus of the Ramius proposals, instead voting to support the Company’s long-term strategic plan to deliver shareholder value,” said Orthofix CEO Alan Milinazzo. “We have made significant progress in recent months, achieving critical milestones and improving operational effectiveness. We are committed to continuing to execute on the Board’s strategic plan to deliver results for the benefit of all shareholders in the weeks and months to come.”

In its communications with shareholders, Orthofix has noted the recent progress made, including three partial debt repayments ahead of scheduled maturity totaling $22 million, and fourth quarter 2008 results which reflect substantial improvement in the operating performance of the spinal implant and biologic business, including increased revenue, a higher gross profit margin and lower adjusted operating expenses. The Company looks forward to the May 1st limited market release of Trinity(R) Evolution(TM), the next generation adult stem cell-based allograft developed in collaboration with the Musculoskeletal Transplant Foundation (MTF), following on the heels of the launch of two other new products, the Firebird(TM) pedicle screw system and the PILLAR(TM) SA interbody device. The Company anticipates continued growth and progress for Orthofix and Blackstone, as indicated in its publicly announced expectations for 2009.

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, Rutgers University, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit http://www.orthofix.com

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.